EXHIBIT 21


FIRSTENERGY CORP.

LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 1999


Ohio Edison Company - Incorporated in Ohio

The Cleveland Electric Illuminating Company - Incorporated in
Ohio

The Toledo Edison Company - Incorporated in Ohio

Centerior Service Company - Incorporated in Ohio

FirstEnergy Properties Company - Incorporated in Ohio

FirstEnergy Ventures Corporation - Incorporated in Ohio

FirstEnergy Trading Services, Inc. - Incorporated in Delaware

FirstEnergy Facilities Services Group, Inc. - Incorporated in
Ohio

FirstEnergy Securities Transfer Company - Incorporated in Ohio

FirstEnergy Services Corp. - Incorporated in Ohio

MARBEL Energy Corporation - Incorporated in Ohio

FirstEnergy Nuclear Operating Company - Incorporated in Ohio

FirstEnergy Holdings, LLC - Incorporated in Ohio

FE Acquisition Corp. - Incorporated in Ohio

American Transmission Systems, Inc. - Incorporated in Ohio


                    Statement of Differences
                    ------------------------

Exhibit Number 21, List of Subsidiaries of the Registrant at
December 31, 1999, is not included in the printed document.